UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO	80207
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 381-4683

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 29, 2010, all of the members of the respective Board of Managers (the “Board”), and (ii) the Members of Communication Infrastructure Investments, LLC, (“CII”) and its subsidiary companies, approved the issuance of 970,000 Class B Preferred Units in CII to Zayo Group, LLC’s (the “Company’s”) Chief Executive Officer (the “Executive”). CII is the ultimate parent of the Company.

In connection with the approval to issue the Class B Preferred Units to the Executive, CII, the Executive and Bear Equity, LLC entered into two separate Vesting Agreements (the “Agreements”) dated December 29, 2010 and January 5, 2011. The Agreements were entered into in connection with Mr. Caruso’s services provided to CII and its subsidiaries and in exchange for services to be rendered. In connection with the agreement dated December 29, 2010, CII issued 390,000 Class B Preferred units to Bear Equity, LLC on behalf of the Executive. In connection with the agreement dated January 5, 2011, CII issued 580,000 Class B Preferred units to Bear Equity, LLC on behalf of the Executive. The shares issued to the Executive vest over a period of three years. The Agreements define the vesting start date as October 31, 2010. The Company estimates the fair value of the units issued on December 29, 2010 on the grant date to be $967,000 and the fair value of the units issued on January 5, 2011 to be $1,438,000.

The issuance of Preferred Units to the Executive was recommended to the Board by the compensation committee of the Board. The Preferred Units are in lieu of any significant cash compensation for the Executive during the three year vesting period that started on October 31, 2010. Previously, the Executive had a vesting agreement for Class A Preferred Units that ended on October 31, 2010. The Class A Preferred Units previously granted, and now fully vested, were in lieu of any significant cash compensation during the period beginning on May 1, 2007 and ending October 31, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Vesting Agreement between Communications Infrastructure Investments, LLC; Daniel P. Caruso; and Bear Equity, LLC dated December 29, 2010

10.2	Vesting Agreement between Communications Infrastructure Investments, LLC; Daniel P. Caruso; and Bear Equity, LLC dated January 5, 2011

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By: /s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer

DATED: January 13, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Vesting Agreement between Communications Infrastructure Investments, LLC and Daniel P Caruso; and Bear Equity, LLC dated December 29, 2010

10.2	Vesting Agreement between Communications Infrastructure Investments, LLC and Daniel P Caruso; and Bear Equity, LLC dated January 5, 2011